                                                           EXHIBIT NO. 99(a)(2)


                          MFS HIGH YIELD MARKETS TRUST

               CERTIFICATION OF AMENDMENT TO DECLARATION OF TRUST



         The undersigned, constituting all of the Trustees of MFS High Yield Markets Trust (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts pursuant to a Declaration of Trust dated January 9, 1987 (the "Declaration"), do hereby certify, as provided by the provisions of
Section 8.3(d) of the Declaration, that in accordance with the provisions of the last sentence of Section 8.3(a), a majority of the Trustees of the Trust, by vote duly adopted by a majority of the Trustees as of January 30, 1987, amended the Declaration as follows:

              1. Section 1.1 is amended to read in its entirety:

                 Section 1.1. Name. The name of the trust created hereby is the "MFS Multimarket Income Trust.'"

         IN WITNESS WHEREOF, the undersigned have executed this certificate this 30th day of January 1987.




                                        ARNOLD D. SCOTT
                                        Arnold D. Scott



                                        W. THOMAS LONDON
                                        W. Thomas London



                                        DANIEL M. JAFFE
                                        Daniel M. Jaffe